Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-129382 and No. 333-136936) of Navios Maritime Holding Inc. of our reports dated March 8, 2007 and March 22, 2006 relating to the financial statements, which appear in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS S.A.

Athens, Greece
March 27, 2007